UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ON TECHNOLOGY CORPORATION

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The following is the text of a joint press release issued by ON Technology Corporation on October 27, 2003.

SYMANTEC TO ACQUIRE ON TECHNOLOGY

ON Technology is Key Building Block to Symantec’s Enterprise Administration Business

CUPERTINO, Calif. and WALTHAM, Mass. – Oct. 27, 2003 – Symantec Corp. (Nasdaq: SYMC) and ON Technology Corp. (Nasdaq: ONTC) today announced that their boards of directors have approved the acquisition of ON Technology by Symantec in a cash transaction valued at approximately $100 million. ON Technology’s enterprise infrastructure management solutions will further strengthen Symantec’s existing enterprise administration business and provide an ideal complement to the company’s enterprise security business.

Under the terms of the agreement, ON Technology shareholders will receive $4 per share. The transaction is subject to customary closing conditions, including ON Technology shareholder approval and regulatory approvals, and is expected to close by March 2004.

“ON Technology’s leading software distribution and configuration management capabilities will be a critical component to the end-to-end management system Symantec is establishing to help our customers build, manage, and protect their IT infrastructures,” said John G. Schwarz, Symantec president and chief operating officer. “In addition, the partnerships ON has to provide inventory and patch management are ideal complements to Symantec’s enterprise security portfolio, to help customers address the challenges of recognizing the holes in their IT environment and providing appropriate remediation.”

“Enterprise infrastructure management and enterprise security must be intrinsically linked to protect today’s networked environments against the evolving threat landscape,” said Robert L. Doretti, chairman, president and chief executive officer of ON Technology. “By joining forces with Symantec, we can provide customers with industry-leading management solutions that take advantage of the most comprehensive source of threat and vulnerability intelligence.”

ON Technology solutions provide centralized and unattended management – including auto-discovery, OS and application deployment, ongoing updates such as patches, and software usage and license management – for a range of computing platforms and devices. ON Technology’s existing extensible and standards based architecture allows existing Symantec Ghost users to automatically deploy Ghost images and configuration changes—along with application and security patches—from a single unified administration console.

ON Technology’s solutions automate OS migrations, software deployment, mobile and remote management, asset management, security and patch management and disaster recovery. It will play a significant role in augmenting Symantec’s enterprise administration offerings. Organizations leverage the technology to significantly reduce IT costs, improve availability and reliability of business-critical applications and systems, and enhance both IT and end-user productivity.

About ON Technology Corporation.

ON Technology empowers IT organizations and service providers to manage the full lifecycle of their computing systems over large-scale corporate networks. ON Technology’s solutions are used to rapidly and reliably deploy critical applications, operating systems, and content to desktops, mobile PCs, handhelds, servers, retail point-of-sale (POS) terminals and banking workstations. ON’s management solution has been chosen by more than 1,000 enterprises worldwide to manage in excess of 1.2 million networked computer systems. For more information visit ON Technology’s web site at www.on.com or call 800-767-6638.

About Symantec.

Symantec, the world leader in Internet security technology, provides a broad range of content and network security software and appliance solutions to individuals, enterprises and service providers. The company is a leading provider of client, gateway and server security solutions for virus protection, firewall and virtual private network, vulnerability management, intrusion detection, Internet content and e-mail filtering, remote management technologies and security services to enterprises and service providers around the world. Symantec’s Norton brand of consumer security products is a leader in worldwide retail sales and industry awards. Headquartered in Cupertino, Calif., Symantec has worldwide operations in 36 countries. For more information, please visit www.symantec.com.

Additional Information.

ON Technology intends to file a Proxy Statement and other relevant documents concerning the transaction with the Securities and Exchange Commission as soon as possible. ON Technology stockholders are urged to read the Proxy Statement and any other relevant documents filed with the Securities and Exchange Commission when they become available, as they will contain important information. Investors can obtain free copies of the Proxy Statement and other documents when they become available by contacting Investor Relations, ON Technology Corporation, 880 Winter Street, Waltham, Massachusetts 02451 (Telephone: 781-487-3300). In addition, documents filed with the Securities and Exchange Commission by ON Technology will be available free of charge at the Securities and Exchange Commission web site (http://www.sec.gov).

Information regarding the identity of the persons who may, under the rules of the Securities and Exchange Commission, be deemed to be participants in the solicitation of stockholders of ON Technology in connection with the transaction, and their interests in the solicitation, will be set forth in Proxy Statement that will be filed by ON Technology with the Securities and Exchange Commission.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please view the Symantec Press Center at http://www.symantec.com/PressCenter/ on Symantec’s Web site. All prices noted are in US dollars and are valid only in the United States.

Symantec and the Symantec logo are trademarks or registered trademarks, in the United States and certain other countries, of Symantec Corporation. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

ON Technology, ON Command, and ON Command CCM are registered trademarks, and the ON logo and ON iCommand are trademarks of ON Technology Corporation.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements, including forecasts of future revenue and earnings per share, expected activities, and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the sustainability of recent growth rates, particularly in consumer products; the anticipation of the growth of certain market segments, particularly enterprise security; the positioning of Symantec’s products in those segments; the competitive environment in the software industry; general market conditions, fluctuations in currency exchange rates, changes to operating systems and product strategy by vendors of operating systems; and whether Symantec can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s previously filed Form 10-K and 10-Q. Symantec assumes no obligation to update any forward-looking information contained in this press release except as otherwise required by law.

The statements in this press release that relate to ON Technology’s future plans, events and performance, including the proposed acquisition by Symantec, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are the successful completion of the proposed acquisition of ON Technology by Symantec, general economic conditions, including the current weakness in the global economy, demand for the Company’s products and services, performance of the Company’s direct and indirect distribution channels, competitive pressures, market acceptance of the Company’s new products and technologies, and the risk factors detailed from time to time in ON Technology’s periodic reports filed with the Securities and Exchange Commission, including without limitation the Company’s Quarterly Report on Form 10-Q for the second quarter of 2003 filed in August 2003. Actual results and performance may differ materially due to these and other factors. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. ON Technology undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release that may reflect events or circumstances occurring after the date of this press release.